SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
        WELLESLEY HILLS, MA 02481


Company/Owner Name ____________________________________________________________

                        PROPOSED INSURED CONSENT FORM

I agree to the purchase of life insurance on my life by the Owner listed above and in accordance with the Master Application for Corporate Life Insurance which is incorporated as part of this consent. I understand that the Owner will be the Owner and Beneficiary of the certificate insuring my life. I understand that any benefits from such life insurance are payable to the Owner, and that I have no ownership or beneficial interest or rights in the life insurance.

1. Proposed Insured's Name ________________________  2.  Male / /    Female / /

3. Date of Birth ___-___-___  4. Age ___  5. Social Security Number ___-___-___

6. Specified Face Amount ____________________________

7. Additional Protection Benefit Rider Face Amount __________________________

                                   QUESTIONS

8. During the past 3 months, have you been actively at
work on a full-time basis, at least 30 hours per week
in a normal capacity, and not been absent for more than
five consecutive days due to  illness or medical treatment?     YES / /  NO  / /
IF NO, GIVE DETAILS:

______________________________________________________________________________

______________________________________________________________________________

9.  Have you used tobacco (cigarettes, cigars, chewing          YES / /  NO  / /
tobacco, pipe, etc.) or any other substance containing nicotine, including Nicorette gum, within the past twelve months?
IF YES, PLEASE LIST TYPE AND NUMBER OF EACH PRODUCT USED PER DAY:

_______________________________________________________________________________


                         AGREEMENT and AUTHORIZATION


I agree that all statements and answers in this consent form are true and complete to the best of my knowledge and belief. This consent form shall be attached to and form a part of any certificate of insurance issued. As long as I continue to work for the Owner, the Insurer can change the amount of insurance in accordance with the Owner's written request to change such amount. Each change shall be subject to the Insurer's underwriting limitations and requirements then in effect, including but not limited to my being actively at work at the time of the change. I authorize the Owner listed above to release any information it has on me or my health to the Insurer. This information may be used to determine eligibility for insurance. This authorization is valid for thirty (30) months from its date. A photocopy of this authorization shall be as valid as the original.

Signature of Proposed Insured _____________________________ Date _______________

Signature of Witness/Sales Representative __________________License No. ________

COLI 2001 -CONSENT